Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Statements and Independent Registered Public Accounting Firm” in the Principal® Strategic Income Prospectus and “Independent Registered Public Accounting Firm” in the Principal® Strategic Income Statement of Additional Information, each dated October 1, 2024 and each included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-4, File Nos. 333-275615 and 811-02091) of Principal Life Insurance Company Separate Account B (the “Registration Statement”).

We also consent to the use of our report dated March 28, 2024, with respect to the consolidated financial statements of Principal Life Insurance Company for the year ended December 31, 2023, included in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated April 10, 2024, with respect to the financial statements of each of the subaccounts within Principal Life Insurance Company Separate Account B, for the year ended December 31, 2023, into the Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa

October 1, 2024